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                                                                   EXHIBIT 23.12

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We consent to the reference to our firm under the caption "Experts" and to the incorporation by reference in Amendment No. 1 of the Registration Statement (Form S-4) and related Proxy Statement/Prospectus of Patriot American Hospitality, Inc. and Wyndham International, Inc. (File No. 333-44203) of our report dated March 8, 1996, related to the financial statements of Newporter Beach Hotel Investments L.L.C. as of December 31, 1995, and for the period from March 10, 1995 through December 31, 1995.

                                    /s/ COOPERS & LYBRAND L.L.P.

Newport Beach, California
February 9, 1997